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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

               Mark Holdings, Inc. (formerly Mark Solutions, Inc.)
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                (Name of Registrant as Specified in its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

                                       N/A
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      2) Aggregate number of securities to which transaction applies:

                                       N/A
--------------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   $3,500,000 - Total Purchase Price of Assets
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      4) Proposed maximum aggregate value of transaction: $3,500,000
                                                          ----------------------
      5) Total fee paid: $700.00
                          ------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: N/A
                                ------------------------------------------------
      2) Form, Schedule or Registration Statement No.: N/A
                                                       -------------------------
      3) Filing Party: N/A
                      ----------------------------------------------------------
      4) Date Filed:   N/A
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                                PROXY STATEMENT:

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               MARK HOLDINGS, INC.


                                DECEMBER 20, 2002


                                 PROXY STATEMENT

                               GENERAL INFORMATION


         This Proxy Statement is furnished to the holders of common stock, $.01 par value per share (Common Stock) of Mark Holdings, Inc., a Delaware corporation (the "Company", "we", "our", or "us") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at a Annual meeting of stockholders (The Annual Meeting) to be held on December 20, 2002, at 1:00 p.m., Eastern Daylight Savings Time, at the Company's facilities located at 150 Pacific Avenue, Jersey City, New Jersey 07304, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting is to approve a sale of the Mark Correctional Asset Division's assets; approve an amendment to our Certificate of Incorporation increasing our authorized common stock; elect 3 directors to our Board of Directors and to ratify the appointment of our current auditors for the fiscal year ending June 30, 2003. Each of these propositions is described more fully in this Proxy Statement.

         Proxies for use at the meeting will be mailed to stockholders on or about November 20, 2002 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries and custodians in soliciting proxies. The Company also intends to hire a professional proxy solicitor. The Company anticipates that the cost to the Company for all said services and for assembling and mailing the proxy material will be approximately $18,000. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company. The Board of Directors has established November 14, 2002 as the record date for shareholders entitled to notice of, and to vote at the meeting.

         Revocability and Voting of Proxy

         A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before the Annual Meeting by filing with the Secretary of the Company a written revocation or duly executed


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